Forward-Looking Statements
This document contains forward-looking statements. Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward- looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.
Additional Information and Where to Find It
On February 20, Nika Pharmaceuticals, Inc. attempted to file a registration statement on Form S-4 containing an information statement with the SEC in connection with the merger between Nika Pharmaceuticals, Inc. and Nika BioTechnology, Inc., but the filing was unsuccessful due to lack of access to the company’s EDGAR profile resulting in inability to pay the registration fee required. The appointed officers are working on attaining new EDGAR codes and refile the Form S-4 as promptly as possible. Investors and security holders are urged to read the Form S-4, the information statement and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Nika Pharmaceuticals,  Inc.  are  available  free  of  charge  by  contacting  Nika  Pharmaceuticals,  Inc.,  2269
Merrimack Valley Avenue, Henderson NV 89044, (702)-326-3615, and documents filed with OTC Markets by Nika BioTechnology, Inc. at the website maintained by OTC at  www.otcmrkets.com.
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MERGER OVERVIEW
March 2024

SAFE HARBOR DISCLAIMER
This document contains forward-looking statements concerning the merger between Nika Pharmaceuticals, Inc. (“NKPH”) and Nika BioTechnology, Inc (“NIKA”). Certain statements, other  than  purely  historical information,  including  estimates,  projections,  statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These  forward-looking  statements  generally  are identified  by  the  words  “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward- looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward- looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

TRANSACTION SUMMARY
▪ A market extension merger whereby NIKA merges into NKPH
▪ Each NIKA common stock to be exchanged for one NKPH common stock
▪ Each two NIKA Preferred A stock to be exchanged for one NKPH Preferred A stock, ensuring identical voting power
▪ No amendment to the Bylaws and Articles of Incorporation, except as to the necessary increase the number of authorized NKPH Preferred A stock
▪ No changes to officers and board of directors
▪ Securities Transfer Agent to serve as exchange agent of the merger transaction
▪ The merger has received director’s and shareholder’s approval on February 12,
2024 and had an effective market date of February 29, 2024

STRATEGIC RATIONALE
▪ Same majority control shareholder, Dimitar Slavchev Savov, who is providing both NKPH and NIKA with the necessary financing to cover their administrative and development cost during the early stages of the companies
▪ The merger will ease potential investors, as the one consolidated entity will own the entire business and there will be no confusion in which company to invest in
▪ The merger will ease the accounting, the preparation of financial statements, the auditing, as well as any other disclosures to the regulatory bodies and the public
▪ The merger will decrease the operational costs and increase public float
▪ All rights and ownership in joint subsidiaries and other assets will be consolidated
▪ The  merger  will  simplify  investment  in  assets  such  as  a  factory,  scientific laboratories, etc., and the acquirement of new patents for medicines and dietary supplements, and their development and release on the market;

IDENTICAL PRODUCT LINE
NKPH and NIKA have the same product line consisting of six drugs in injection form and eight dietary supplements for separate markets.
The merger between NKPH and NIKA will serve as a market extension, ensuring that one consolidated company develops all markets.

UNIFIED MARKETING STRATEGY

*Actual post-merger logo may differ from the one illustrated above
A unified marketing strategy will ease the dissemination of useful information to investors and the public, and will allow for establishing of a strong presence of single brand on the market.

SAME EXECUTIVE OFFICERS AND BOD

DIMITAR S. SAVOV	CLIFFORD P. REDEKOP
Dimitar Savov and Clifford Redekop have served as executive officers and directors of both companies, and will retain their roles post merger